Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Lauren Dyke, lauren.dyke@ICF.com, +1.571.373.5577

ICF Appoints Seasoned Investment Executive to Board of Directors

Randy Mehl Brings Deep Knowledge of Professional Services to ICF

FAIRFAX, Va. (September 14, 2017) — ICF (NASDAQ:ICFI), a consulting and technology services provider to commercial and government clients around the world, has elected Randy Mehl, CFA to its board of directors, the company announced today. Mehl brings over two decades of experience in investing in and growing professional services companies to ICF as the company continues its positive growth momentum.

Mehl is president and chief investment officer of Stewardship Capital Advisors, LLC, which manages an equity fund focused on making investments in business and technology services. He previously served as a managing director and partner with Baird Capital, a middle-market private equity group, where he led the team focused on business and technology services. Mehl was nationally recognized as a senior equity research analyst during his time with Robert W. Baird & Company, covering business and technology services, including consulting, business process outsourcing, and staffing.

“Randy is an excellent addition to our board,” said Sudhakar Kesavan, ICF chairman and CEO. “He is a collaborative leader who not only understands how investors look at professional services companies, but also the key strategic levers we need to pull in order to effectively scale.”

Mehl currently serves on the board for Kforce Inc., a publicly-traded professional staffing firm, and has held previous board positions with many privately held companies, including Myelin, a marketing services business, Workforce Insight, a provider of workforce optimization solutions, and MedData (now a subsidiary of MEDNAX), a provider of revenue cycle management solutions. He also served on the investment committee for several private equity funds affiliated with Baird Capital.

“I’m honored and excited to join the ICF team,” said Mehl. “This passionate and talented team has grown the business tremendously over the past several years while maintaining a culture of innovation. I am excited to be part of the continued evolution of ICF.”

One of the world’s leading consultancies, ICF works with companies in critical markets and governments all over the world to plan, design, and implement transformative projects. Over 5,000 business analysts, policy specialists, technologists, researchers, digital strategists, social scientists and creatives across 70 countries support hundreds of organizations. For nearly 50 years, ICF has stayed relevant by taking non-traditional approaches to some of the most pressing challenges facing their clients.

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About ICF

ICF is a global consulting and technology services provider with more than 5,000 professionals focused on making big things possible for our clients. We are business analysts, policy specialists, technologists, researchers, digital strategists, social scientists and creatives. Since 1969, government and commercial clients have worked with ICF to overcome their toughest challenges on issues that matter profoundly to their success. Come engage with us at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.